Exhibit 10.1

AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 (this "Amendment") to an Employment Agreement (the "Employment Agreement") entered as of November 9, 2012, by and between Accelerize Inc., a Delaware corporation with headquarters at 20411 SW Birch St. Ste. 250, Newport Beach, CA 92660 (the “Company”), and Brian Ross, a natural person, residing at 1280 Hems Road, Columbia Falls, MT 59912 (the “Employee”), is entered as of this 9th day of June 2016. Each of the Company and the Employee may be referred to hereinafter as a "Party" and collectively, the "Parties".

WHEREAS, the Parties have entered the Employment Agreement as of November 9, 2012; and

WHEREAS, the Parties now wish to adjust the Term of the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.	Section 1 of the Employment Agreement is hereby replaced in its entirety with the following:

1.       Term. The Company employs Employee, subject to the terms and conditions of this Agreement, through the earlier of June 30, 2021 or such date as this Agreement shall terminate or expire as provided herein (the “Term”).

2.	All other terms and conditions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement as of the date first above written.

EMPLOYEE:

/s/ Brian Ross

Brian Ross

ACCELERIZE INC.

By: /s/ Anthony Mazzarella

Name: Anthony Mazzarella

Title: Chief Financial Officer